SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2004

Rainier Pacific Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Washington State or other jurisdiction of incorporation	000-50362 Commission File Number	87-0700148 (I.R.S. Employer Identification No.)

3700 Pacific Highway East, Suite 200, Fife, Washington (Address of principal executive offices)	98424 (Zip Code)

Registrant's telephone number (including area code) (253) 926-4000

Not Applicable
(Former name or former address, if changed since last report)

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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        (c)        Exhibits

        99.1     Press Release of Rainier Pacific Financial Group, Inc. dated February 11, 2004.

Item 12. Results of Operations and Financial Condition

        On February 11, 2004, Rainier Pacific Financial Group, Inc. issued its earnings release for the fourth quarter and year ended December 31, 2003. A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RAINIER PACIFIC FINANCIAL GROUP, INC.

DATE: February 11, 2004	By: /s/ John A. Hall
John A. Hall
President and Chief Executive Officer

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Exhibit 99.1

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                                                                                                    For more information, contact:
                                                                                                    John Hall: (253) 926-4007
                                                                                                    jhall@rainierpac.com
**For Immediate Release**                                                                     or
                                                                                                    Vic Toy: (253) 926-4038
                                                                                                     vtoy@rainierpac.com

Rainier Pacific Financial Group, Inc.
Reports Fourth Quarter and Annual Results

Tacoma, Washington - February 11, 2004 - Rainier Pacific Financial Group, Inc. (NASDAQ: RPFG) (the "Company") announced its fourth quarter earnings and annual results for the periods ended December 31, 2003. This is the first quarter of results since the completion of Rainier Pacific Savings Bank's (the "Bank") mutual-to-stock conversion and the offering of stock by the Company on October 20, 2003. In connection with the mutual-to-stock conversion, the Company formed the Rainier Pacific Foundation (the "Foundation") and contributed $6.3 million to fund the Foundation, which consisted of 507,840 shares of its common stock and $1.3 million in cash. The Foundation was formed for the purpose of supporting local non-profit community programs and organizations. The $6.3 million contribution made by the Company to the Foundation was a primary factor in the Company recognizing a net loss of $4.2 million, or ($0.54) per share, for the fourth quarter and a net loss of $2.5 million, or ($0.33) per share, for the fiscal year ended December 31, 2003. The per share data for the quarter and the year ended December 31, 2003 are being reported on shares outstanding from October 20, 2003 through December 31, 2003, since the Bank completed its mutual-to-stock conversion on October 20, 2003.

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Excluding the impact of the contribution to the Foundation, the Company had net income of $13,000, or less than $0.01 per share, during the fourth quarter of fiscal 2003, compared to net income of $569,000 for the same quarter one year ago; and net income of $1.6 million, or $0.21 per share, for the year ended December 31, 2003 compared to net income of $4.3 million for the year ended December 31, 2002. The following table reconciles the Company's actual net income to pro forma net income, exclusive of the charitable contribution (dollars in thousands, except per share data):

	Three Months Ended			Year Ended
	December 31,			December 31,
	2003		2002	2003		2002
Pro forma disclosure
Net income (loss), as reported	$(4,177)		$569	$(2,547)		$4,294
Contribution to Foundation	6,348		-	6,348		-
Federal income tax benefit	(2,158)		-	(2,158)		-
Pro forma net income	$13		$569	$1,643		$4,294
Earnings per share
Basic and diluted, as reported	$(0.54)	$	nm(1)	$(0.33)	$	nm(1)
Pro forma basic and diluted	$0.00	$	nm(1)	$0.21	$	nm(1)

(1) Shares outstanding and earnings per share information is not meaningful. The Company did not complete its initial public offering until October 20, 2003.

The decline in net income for the fourth quarter and year ended December 31, 2003, compared to the same quarter and for the year ended December 31, 2002, is attributable to the implementation of Rainier Pacific's technology initiative, which was implemented in December 2003. Outside professional and software services related to the Company's technology initiative were $1.2 million for the quarter and $3.9 million for the year ended December 31, 2003, compared to $518,000 and $1.6 million, respectively, for the same periods ended December 31, 2002. Management estimates that approximately $2.1 million of outside professional and software services associated with the technology initiative implementation in December 2003 will not recur in fiscal 2004.

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At December 31, 2003, the Company's total assets were $685.3 million compared to $499.5 million at December 31, 2002. Total shareholders' equity at December 31, 2003 was $114.6 million, compared to $42.2 million at December 31, 2002. The Company's book value per share as of December 31, 2003 was $14.72 per share based upon 7,780,992 outstanding shares. The number of outstanding shares excludes 661,848 of unallocated shares held by the Company's 401(k) Employee Stock Ownership Plan.

Net interest income was $7.6 million for the quarter ended December 31, 2003, an increase of 33.3% from $5.7 million for the same period a year earlier. Non-interest income was $1.5 million, a decrease of 28.6% from $2.1 million for the same period one year ago. For the year ended December 31, 2003, net interest income was $26.9 million, up 20.6% from $22.3 million in the previous fiscal year. Non-interest income was $7.2 million for the year ended December 31, 2003, compared to $8.2 million a year earlier, a decrease of 12.2%. Higher net interest income during fiscal 2003 was primarily attributable to an increase of $148.8 million, or 32.3%, in the Company's average balance of interest-earning assets which were $609.2 million during the year ended December 31, 2003, compared to $460.4 million during the year ended December 31, 2002. Lower non-interest income during fiscal 2003 was primarily attributable to lower gains on the sale of single-family real estate loans and investment securities compared to the prior fiscal year.

The Company's net interest margin was 4.21% for the quarter ended December 31, 2003, compared to 4.83% for the same quarter in fiscal 2002 and 4.11% for the quarter ended September 30, 2003. The lower net interest margin during the fourth quarter of fiscal 2003 compared to the same quarter in fiscal 2002 was the result of significant growth in the Company's investment securities portfolio during the second half of fiscal 2003, as well as lower overall interest rates earned on such

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investment securities and short-term interest-bearing deposits. Investment securities totaled $193.9 million at December 31, 2003, an increase of 90.1% compared to $102.0 million at December 31, 2002. The investment securities portfolio produced yields of 3.67% and 4.69% for the quarters ended December 31, 2003 and 2002, respectively. For the year ended December 31, 2003, the yield on investment securities was 4.06%, compared to 5.25% for the prior fiscal year. Lower yields on the investment securities portfolio were attributable to overall lower market interest rates for new investment securities purchased by the Company in fiscal 2003.

Total loans increased by 22.2% to $447.6 million at December 31, 2003, compared to $366.4 million at December 31, 2002. Loan yields for the quarter ended December 31, 2003 were 7.26%, compared to 7.98% for the quarter ended December 31, 2002. For the year ended December 31, 2003, loan yields were 7.43%, compared to 8.20% in the previous fiscal year. Loan yields declined in fiscal 2003 as a result of the low rate environment and high level of real estate loan refinancings experienced during the first half of the fiscal year. At December 31, 2003, 77.8% of the total loan portfolio was secured by real estate loans.

Loan originations during the fourth quarter of fiscal 2003 totaled $48.2 million, compared to $65.4 million for the same quarter in the previous fiscal year. Lower loan originations were the result of a significant reduction in single-family real estate loan refinance activity. Single-family real estate loan originations totaled $14.4 million during the fourth quarter of fiscal 2003, compared to $34.8 million in the fourth quarter of fiscal 2002. The Bank continued its focus on income property and construction lending, and originated $27.6 million in multi-family, commercial real estate, and single-family construction loans during the fourth quarter of fiscal 2003, compared to $18.6 million during the same quarter in fiscal 2002. Home equity and consumer loan originations were $985,000

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and $5.2 million, respectively, during the fourth quarter of fiscal 2003, compared to $1.8 million and $10.2 million, respectively, during the fourth quarter of fiscal 2002.

Total loan originations for the year ended December 31, 2003 increased 17.8% to $244.0 million, compared to $207.1 million in the previous year. In fiscal 2003, the Bank originated $106.7 million of single-family real estate loans compared to $100.8 million in fiscal 2002; $93.5 million of multi-family, commercial real estate, and single-family construction loans were originated in fiscal 2003 compared to $62.5 million in fiscal 2002; $9.3 million of home equity loans were originated in fiscal 2003 compared to $9.3 million in fiscal 2002; and $33.5 million of consumer loans were originated in fiscal 2003 compared to $34.0 million in fiscal 2002.

The Bank sold $5.2 million and $40.4 million of single-family real estate loans during the fourth quarter and during the year ended December 31, 2003, respectively, compared to $17.0 million and $76.9 million during the same periods in fiscal 2002. Gains on sale of loans in the fourth quarter and for the year ended December 31, 2003 were $136,000 and $1.2 million, respectively, compared to $367,000 and $1.5 million for the same periods in fiscal 2002. As a result of significant refinancing activity, the portfolio of loans serviced for others declined to $76.9 million at December 31, 2003, compared to $96.3 million at December 31, 2002, as lower interest rates continued to encourage many borrowers to refinance their higher rate mortgage loans.

The loan portfolio continues to evolve with a growing percentage of multi-family and commercial real estate loans, while consumer and single-family real estate loans continue to represent a smaller portion of the loan portfolio than in prior years. The Bank's loan portfolio at December 31, 2003 consisted of 30.0% single-family real estate loans (including one-to-four family construction loans),

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22.0% consumer loans, 21.2% non-residential commercial real estate loans, 19.5% multi-family real estate loans, 7.0% home equity loans, and 0.3% commercial business loans.

Net loan charge-offs were $501,000 for the fourth quarter ended December 31, 2003, compared to $652,000 for the same period a year earlier. Net charge-offs for the year ended December 31, 2003 were $2.3 million, compared to $2.2 million for the year ended December 31, 2002. Loans more than 30 days delinquent as a percentage of total loans were 0.74% at December 31, 2003, compared to 0.65% at December 31, 2002 and 0.49% as of September 30, 2003. Non-performing loans were $475,000, or 0.11% of total loans at December 31, 2003 compared to $507,000, or 0.14% of total loans at December 31, 2002. Non-performing assets were $905,000, or 0.13% of total assets at December 31, 2003, compared to $923,000, or 0.18% of total assets at December 31, 2002.

The allowance for loan losses totaled $8.2 million at December 31, 2003, resulting in a ratio of the allowance to total loans of 1.84%, compared to $6.1 million and 1.66%, respectively, at December 31, 2002. The Company's provision for loan losses was $1.2 million for the fourth quarter of fiscal 2003, unchanged from the $1.2 million in provisions for the same quarter one year ago. For the year ended December 31, 2003, the provisions for loan losses were $4.5 million, compared to $3.5 million for the year ended December 31, 2002. Higher provisions in fiscal 2003 were prompted by rapid loan growth, and a growing percentage of unseasoned multi-family, commercial real estate, and construction loans in the Company's portfolio.

At December 31, 2003, total deposits were $315.4 million, representing an increase of 8.9% from the $289.5 million in total deposits at December 31, 2002. Core deposits (comprised of checking, savings, money market, and individual retirement accounts) represented 57.6% of total deposits as

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of December 31, 2003. For the quarter ended December 31, 2003, total deposits declined by $329.6 million from $645.0 million at September 30, 2003 as the Bank completed its mutual-to-stock conversion in October 2003, and funds associated with the oversubscription of the stock offering deposited with the Bank were returned to subscribers and out-of-state depositors seeking to participate in the stock offering withdrew their deposits. Further deposit outflows of approximately $5.0 million to $10.0 million are projected to occur during the first quarter of fiscal 2004, as remaining out-of-state depositors continue to withdraw their deposits now that the conversion and associated stock offering is completed.

During the fourth quarter ended December 31, 2003, the Company's non-interest operating expenses were $14.3 million compared to $5.8 million for the same quarter a year ago. Higher operating expenses in fiscal 2003 were primarily attributable to the Company's $6.3 million charitable contribution to the Foundation, technology initiative expenses of $1.2 million associated with outside professional and software services, and higher overall compensation and benefit expenses of $764,000 as the Company hired additional staff to assist with the technology initiative and to accommodate retail branch network growth. For the year ended December 31, 2003, non-interest expenses were $33.5 million, compared to $20.4 million for fiscal 2002, which was attributable to the Company's $6.3 million charitable contribution to the Foundation, technology initiative expenses of $3.9 million associated with outside professional and software services, and higher overall compensation and benefit expenses of $2.5 million for additional staffing.

"2003 was clearly a year of transition for the Bank, as we made significant progress on a number of strategic initiatives that position the Bank for enhanced growth and profitability in the upcoming years. We completed our mutual-to-stock conversion in October, implemented our technology

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initiative in December, and are successfully repositioning the Bank's loan portfolio. We are very pleased with being able to share some of the benefits of the Company's future growth and prosperity with our local community through the contribution of the Company's stock to the Foundation. As we look forward to fiscal 2004, we will be focusing our energies and efforts on maximizing the use of our new technologies and on accelerating the growth of our banking, investment, and insurance lines of business. We believe that our focus on offering not only banking, but investment and insurance services; along with our base of retail consumer banking relationships; uniquely position the Bank in our local marketplace." said John Hall, President/CEO.

Rainier Pacific Financial Group, Inc. is the bank holding company for Rainier Pacific Savings Bank; a Tacoma-based state chartered savings bank operating 12 branch offices in the Tacoma-Pierce County and Federal Way area.

For additional information, visit Rainier Pacific's website at www.rainierpac.com.

Forward-looking statements:

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to, interest rate fluctuations; economic conditions in the Company's primary market area; demand for residential, commercial real estate, consumer, and other types of loans; success of new products; competitive conditions between banks and non-bank financial service providers; regulatory and accounting changes; success of new technology; technological factors affecting operations; costs of technology; pricing of products and services; costs of constructing new buildings; time to lease excess space in Company owned buildings; and other risks. Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. The Company undertakes no responsibility to update or revise any forward-looking statements.

* * * * *

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Rainier Pacific Financial Group, Inc.  & Subsidiary
Consolidated Statement of Condition
(dollars in thousands)

	At December 31,	At December 31,
	2003	2002
	(Audited)	(Audited)
ASSETS

ASSETS
Cash and cash equivalents	$ 9,922	$ 8,564
Interest-bearing deposits with banks	115	49
Securities available-for-sale	80,213	52,502
Securities held-to-maturity (fair value at December 31, 2003: $112,914; at December 31, 2002: $51,219)	113,715	49,495
Federal Home Loan Bank stock, at cost	11,443	8,006

Loans	447,557	366,420
Less: allowance for loan losses	(8,237)	(6,084)
Loans, net	439,320	360,336

Premises and equipment, net	21,236	13,221
Accrued interest receivable	3,559	2,647
Other assets	5,772	4,637

TOTAL ASSETS	$ 685,295	$ 499,457

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
Deposits
Non-interest bearing	$ 28,429	$ 24,700
Interest bearing	286,951	264,760
Total Deposits	315,380	289,460

Borrowed funds	237,105	156,793
Corporate drafts payable	9,065	2,837
Deferred gain on sale and leaseback transaction	1,019	1,219
Accrued compensation and benefits	3,430	3,133
Other liabilities	4,739	3,803

TOTAL LIABILITIES	570,738	457,245

SHAREHOLDERS' EQUITY
Common stock, no par value: 49,000,000 shares authorized; 7,780,992 shares outstanding at December 31, 2003; none outstanding at December 31, 2002.	82,538	-
Employee Stock Ownership Plan ("ESOP") debt	(6,618)	-
Accumulated other comprehensive income (loss), net of tax	(234)	828
Retained earnings	38,871	41,384

TOTAL SHAREHOLDERS' EQUITY	114,557	42,212

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 685,295	$ 499,457

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Rainier Pacific Financial Group, Inc.  & Subsidiary
Consolidated Statement of Operations
(dollars in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2003	2002	2003	2002
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
INTEREST INCOME
Loans	$ 8,165	$ 7,022	$ 30,465	$ 27,898
Securities available-for-sale	786	679	3,300	3,127
Securities held-to-maturity	1,194	617	3,621	2,767
Interest bearing deposits	109	3	186	14
FHLB stock dividends	141	134	520	445

Total interest income	10,395	8,455	38,092	34,251

INTEREST EXPENSE
Deposits	918	1,155	4,143	5,911
Borrowed funds	1,838	1,589	7,024	6,072

Total interest expense	2,756	2,744	11,167	11,983

Net interest income	7,639	5,711	26,925	22,268

PROVISION FOR LOAN LOSSES	1,200	1,200	4,500	3,525

Net interest income after provision for loan losses	6,439	4,511	22,425	18,743

NON-INTEREST INCOME
Deposit service fees	844	943	3,449	3,613
Loan service fees	167	130	926	1,071
Insurance service fees	165	135	624	607
Investment service fees	105	150	542	648
Gain on sale of securities, net	0	319	130	470
Gain on sale of loans, net	136	367	1,191	1,540
Gain on sale of premise and equipment, net	49	61	191	204
Other operating income	65	11	110	63

Total non-interest income	1,531	2,116	7,163	8,216

NON-INTEREST EXPENSE
Compensation and benefits	3,747	2,983	13,581	11,082
Office operations	1,146	906	3,606	3,011
Occupancy, net	324	365	1,214	1,187
Loan servicing	100	51	291	210
Outside and professional services	1,825	741	5,366	2,345
Marketing	299	292	1,143	999
Other operating expenses	6,873	429	8,287	1,603

Total non-interest expense	14,314	5,767	33,488	20,437

INCOME (LOSS) BEFORE FEDERAL INCOME TAX	(6,344)	860	(3,900)	6,522

FEDERAL INCOME TAX EXPENSE (BENEFIT)	(2,167)	291	(1,353)	2,228

NET INCOME (LOSS)	$ (4,177)	$ 569	$ (2,547)	$ 4,294

EARNINGS (LOSS) PER COMMON SHARE
Basic	$ (0.54)	nm(1)	$ (0.33)	nm(1)
Diluted	$ (0.54)	nm(1)	$ (0.33)	nm(1)
Average shares outstanding - Basic	7,774,203	nm(1)	7,774,203	nm(1)
Average shares outstanding - Diluted	7,774,203	nm(1)	7,774,203	nm(1)

(1) Shares outstanding and earnings per share information is not meaningful. The Company did not complete its initial public offering until October 20, 2003.

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Rainier Pacific Financial Group, Inc.  & Subsidiary
Selected Information and Ratios
(dollars in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2003	2002	2003	2002
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Loan growth	0.90%	5.86%	22.14%	14.52%
Deposit growth	(51.11%)	1.54%	8.95%	(7.18%)
Equity growth	165.97%	0.71%	171.38%	12.78%
Asset growth	(20.97%)	1.31%	37.21%	7.49%

Net Interest margin	4.21%	4.83%	4.41%	4.84%
Increase/decrease in non-interest income	(27.65%)	9.35%	(12.82%)	14.93%
Increase/decrease in non-interest expense	148.21%	10.04%	63.86%	14.97%
Net charge-offs to average loans	0.45%	0.73%	0.57%	0.63%
Efficiency ratio	156.10%	73.68%	98.24%	67.04%
Return on assets (ROA)	(2.36%)	0.46%	(0.39%)	0.90%
Return on equity (ROE)	(14.62%)	5.40%	(4.20%)	10.77%

Loans originated	$ 48,216	$ 65,423	$ 244,045	$ 207,136
Loans sold	$ 5,151	$ 16,969	$ 40,351	$ 76,902
Loans charged-off, net	$ 501	$ 652	$ 2,347	$ 2,197

Net interest margin - quarter ending 09/30/2003	4.11%
Net interest margin - quarter ending 06/30/2003	4.69%
Net interest margin - quarter ending 12/31/2002	4.83%

Average shares outstanding for the period(1)	7,774,203	nm(3)	7,774,203	nm(3)
Shares outstanding at end of period(2)	7,780,992	nm(3)	7,780,992	nm(3)
Book value per share	$ 14.72	nm(3)	$ 14.72	nm(3)

(1)	Shares were issued on October 20, 2003 and were not outstanding for the entire period. The number of average outstanding shares was determined as follows: 7,935,000 shares sold in the mutual-to-stock conversion plus 507,840 shares issued to the Foundation, totaling 8,422,840 shares issued; less 668,637 weighted average unallocated ESOP shares, resulting in 7,774,203 weighted average shares outstanding for the period October 20, 2003 through December 31, 2003. This average number is reported on a pro forma basis for the three months and year ended December 31, 2003.
(2)	Shares were issued on October 20, 2003 and were not outstanding for the entire period. The number of outstanding shares was determined as follows: 7,935,000 shares sold in the mutual-to-stock conversion plus 507,840 shares issued to the Foundation, totaling 8,422,840 shares issued; less 661,848 unallocated ESOP shares at December 31, 2003, resulting in 7,780,992 shares outstanding as of December 31, 2003.
(3)	Average shares outstanding and outstanding share numbers are not meaningful. The Bank converted from a mutual-to-stock savings bank on October 20, 2003.

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Rainier Pacific Financial Group, Inc.  & Subsidiary
Selected Information and Ratios
(dollars in thousands, except per share data)

	As of December 31,
	2003	2002
	(Unaudited)	(Unaudited)

Loans/Deposits	141.91%	126.59%
Allowance/Loans	1.84%	1.66%
Equity/Assets	16.72%	8.45%

Non-performing assets:
Loans 90 days or more past due	$ 475	$ 507
Repossessed assets and other real estate owned	430	416
Total non-performing assets	$ 905	$ 923

Loans greater than 30 days delinquent	$ 3,322	$ 2,389
Loans greater than 30 days delinquent as a percentage of loans	0.74%	0.65%
Non-performing loans as a percentage of loans	0.11%	0.12%
Non-performing assets as a percentage of assets	0.13%	0.18%
Allowance for loan losses as a percentage of nonperforming loans	1,734.11%	1,200.00%
Allowance for loan losses as a percentage of nonperforming assets	909.98%	658.97%

Loan portfolio composition:
Real estate:
One-to-four family residential	$ 126,183	$ 87,804
Home equity	31,545	33,078
Five or more family residential	87,068	75,109
Non-residential commercial	94,913	60,126
Total real estate	339,709	256,117

Real estate construction:
One-to-four family residential	8,364	792
Five or more family residential	-	-
Non-residential commercial	-	-
Total real estate construction	8,364	792

Consumer:
Automobile	59,779	62,619
Credit cards	22,834	25,445
Other	15,735	20,294
Total consumer	98,348	108,358

Commercial/Business	1,170	1,188
Subtotal	447,591	366,455

Less: Deferred loan fees, net	(34)	(35)
Less: Allowance for loan losses	(8,237)	(6,084)
Total loans	$ 439,320	$ 360,336

Sold loans, serviced for others	$ 76,904	$ 96,334

Core deposits (all deposits, excluding CDs)	$ 181,629	$ 146,913
Non-core deposits (CDs)	133,751	142,547
Total deposits	$ 315,380	$ 289,460

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